UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2025

CUSHMAN & WAKEFIELD PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38611	98-1193584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of Principal Executive Offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2025, at the 2025 annual general meeting of shareholders (the “Annual Meeting”) of Cushman & Wakefield plc (the “Company”), the Company’s shareholders approved, as further described in Item 5.07 of this Current Report on Form 8-K, the Third Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan (the “Management Omnibus Plan”). The Management Omnibus Plan provides for grants of equity awards to the Company’s employees, consultants and independent contractors to encourage them to continue in the service of the Company. A more complete description of the plan is set forth under the heading “Proposal 8: Approval of an Amendment to our Omnibus Management Share and Cash Incentive Plan” in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 4, 2025, the description of which is incorporated herein by reference.

The Management Omnibus Plan was previously adopted by the Company’s Board of Directors on March 27, 2025, subject to shareholder approval. As amended and restated, the total number of ordinary shares of the Company which may be issued under the Management Omnibus Plan is approximately 9.4 million ordinary shares, plus any additional ordinary shares of the Company that may again become available for issuance and delivery with respect to awards under the plan pursuant to share counting and other terms and conditions of the plan.

The foregoing description of the Management Omnibus Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted above, on May 15, 2025, the Company held the Annual Meeting. The final voting results for each matter submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

		For	Against	Abstain	Broker Non-Votes
1. To elect each of the nominees for director listed below:
Michelle Felman		203,446,408	6,217,084	114,379	11,623,703
Jennifer McPeek		207,401,732	2,314,310	61,829	11,623,703

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.		219,671,286	1,635,183	95,105	—

3. To appoint KPMG LLP as the Company’s U.K. statutory auditor until the Company’s annual meeting in 2026.		219,706,718	1,604,883	89,973	—

4. To authorize the Audit Committee of the Board of Directors to determine the compensation of the Company’s U.K. statutory auditor.		220,392,272	919,516	89,786	—

5. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Annual Meeting.		206,741,737	2,966,105	70,029	11,623,703

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
6. To approve, on a non-binding, advisory basis, the frequency of future advisory votes on executive officer compensation.	198,037,910	5,806	11,655,274	78,881	11,623,703

		For	Against	Abstain	Broker Non-Votes
7. To approve, on a non-binding, advisory basis, the Company’s Directors’ Remuneration Report.		206,795,336	2,913,281	69,254	11,623,703

8. To approve an amendment to the Company’s Omnibus Management Share and Cash Incentive Plan.		203,995,759	5,711,651	70,461	11,623,703

Consistent with the votes cast with respect to Proposal 6, above, and with the recommendation of the Company’s Board of Directors, the Company will hold future advisory votes on the compensation of its named executive officers annually until the next required advisory shareholder vote on the frequency of future advisory votes on executive compensation as required pursuant to Section 14(A) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Third Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan, effective May 15, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2025

CUSHMAN & WAKEFIELD PLC

By:	/s/ Noelle J. Perkins
Name:	Noelle J. Perkins
Title:	Executive Vice President, Chief Legal Officer & Secretary